Exhibit 99.1

MCEWEN MINING ANNOUNCES TIMMINS EXPLORATION PROGRAM AND FUNDING

TORONTO, December 1, 2017 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) (“McEwen”) is pleased to announce a strategic financing to accelerate exploration at our newly acquired properties near Timmins, Ontario.

“This significant commitment to exploration in 2018 is founded on our conviction that excellent exploration potential exist on our properties in the Timmins region”, said Rob McEwen, Chairman and Chief Owner.

The financing consists of a US$10,000,000 (Cdn$12,880,000) bought deal private placement offering (the “Offering”) of 4,000,000 flow-through common shares (within the meaning of subsection 66(15) of the Income Tax Act (Canada)) priced at US$2.50 (Cdn$3.22) per flow-through common share (the “Offering Price”) led by Cantor Fitzgerald Canada Corporation as sole bookrunner and including BMO Capital Markets, H.C. Wainwright & Co., LLC and GMP Securities L.P. (the “Underwriters”). The Offering Price represents a premium of 24.4% over the closing price of McEwen common shares on the NYSE as of November 30, 2017. The Offering is expected to close on or before December 19, 2017 (the “Closing”) and is subject to customary closing conditions, including approval from the TSX and NYSE.

McEwen intends to use the proceeds of this Offering exclusively for generative exploration activities on its properties in the Timmins region.

Planned Exploration Program Highlights

Since completing the purchase of the Black Fox Complex in early October, we are increasing our understanding of the great opportunities to grow existing resources and to make new and exciting mineral discoveries in the Timmins region. We see an opportunity to accelerate our exploration efforts by committing US$10 million in 2018 to conceptual and early stage targets, predominantly on the Black For property.

At the Black Fox mine deep exploration drilling below the bottom of the know mineralization is a high priority. Many mines in the region typically extend to depths of 1,200-1,600 meters below surface, while Black Fox currently hosts resources to a depth of only 880 meters. A program of deep directional exploration drilling from surface is currently underway. Lateral exploration to the northwest and southeast of the mine along the same geologic structure is also proposed, based on good geological and geophysical evidence to support the targets.

Tamarack is a zone rich in gold and zinc-lead-silver massive sulfide mineralization proximal to the Black Fox mine.

Other important target areas on the Black Fox property include the areas around the Froome and Grey Fox deposits, which are located 800 m to the West and 4 km to the South of the Black Fox mine, respectively. Froome currently has an underground indicated gold resource of 151,000 ounces at a grade of 5.5 gpt. Grey Fox currently has an open pit indicated gold resource of 345,000 ounces at a grade of 3.6 gpt, and an additional underground indicated gold resource of 323,000 ounces at a grade of 5.9 gpt.

About McEwen Mining

McEwen has the goal to qualify for inclusion in the S&P 500 Index by creating a profitable gold and silver producer focused in the Americas. McEwen’s principal assets consist of the San José mine in Santa Cruz, Argentina (49% interest), the El Gallo Gold mine and El Gallo Silver project in Mexico, the Black Fox mine in Timmins, Canada, the Gold Bar future mine in Nevada, and the Los Azules copper project in Argentina.

McEwen has a total of 333 million shares outstanding.  Rob McEwen, Chairman and Chief Owner, owns 24% of McEwen.

McEwen Mining Inc.

QUALIFIED PERSON

Technical information pertaining to geology and exploration contained in this news release has been prepared under the supervision of Dean Crick and Sylvain Guerard. Mr. Crick and Mr. Guerard are a “qualified person” within the meaning of NI 43-101.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results including, but not limited to, the closing of the Offering and the use of proceeds thereof. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks related to fluctuations in mine production rates, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:

Mihaela Iancu Investor Relations (647)-258-0395 ext 320 info@mcewenmining.com	Website: www.mcewenmining.com Facebook: facebook.com/mcewenrob Twitter: twitter.com/mcewenmining	150 King Street West Suite 2800, P.O. Box 24 Toronto, Ontario, Canada M5H 1J9 (866)-441-0690